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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP
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                                                                EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement of First Security Corporation and First Security Capital I on Form S-4 of our report dated February 22, 1996, appearing in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Salt Lake City, Utah

March 6, 1997